UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2018

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our 2018 Annual Meeting of Stockholders was held on May 8, 2018, to consider and act upon the two proposals listed below, both of which were approved and adopted. A total of 41,098,384 shares of our common stock, out of a total of 42,745,937 shares of common stock issued and outstanding and entitled to vote as of the close of business on March 26, 2018, were present in person or represented by proxy. The final results of the stockholder voting regarding each proposal were as follows:

Proposal 1: Election of the persons named below to serve as Class B Directors for a two-year term that expires at our 2020 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
Class A Directors
Alec L. Poitevint, II	29,502,003	5,819,985	5,769,359
Kern M. Davis, M.D.	34,184,312	1,144,713	5,769,359
William H. Hood, III	34,961,491	367,534	5,769,359
Sherrill W. Hudson	29,521,149	5,807,876	5,769,359
Patrick F. Maroney	34,959,491	369,534	5,769,359

Proposal 2: Ratification of the appointment of RSM US, LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2018.

For	Against	Abstained
40,258,562	365,193	474,629

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
May 10, 2018	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer (Principal Financial Officer)